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                                                                      EXHIBIT 21

                               SUBSIDIARIES LIST

  Set forth below is information with respect to the Company and its subsidiaries, along with the respective states or countries of incorporation. Unless otherwise noted, each subsidiary is wholly owned.

                                                                State or Country
Name                                                            of Incorporation
----                                                            ----------------

Smart & Final Inc.                                                 Delaware

     Smart & Final Stores Corporation                              California

     Smart & Final de Mexico, S.A. de C. V.                        Mexico

           Smart & Final del Noroeste, S.A. de C. V.*              Mexico

     Smart & Final Oregon, Inc.                                    Oregon

     Casino Frozen Foods, Inc.                                     California

     American Foodservice Distributors, Inc.                       California

           Port Stockton Food Distributors, Inc.*                  California

           CB Foods, Inc.                                          California

           Henry Lee Company                                       Florida

                 Henry Lee Exports Corp.                           Florida

                 Okun Produce Company                              Florida

           AmeriFoods Trading Company                              Florida

     Casino Development Corp. No. 1                                California

     Casino Development Corp. No. 2                                California

     H L Holding Corporation                                       Nevada


____________________
* Smart & Final del Noroeste, S.A. de C.V. is a 50% owned subsidiary of Smart & Final de Mexico, S.A. de C. V.

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